Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SGOCO Group, Ltd. (the "Company") on Form 20−F for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Burnette Or, President and Chief Executive Officer, and I, David Xu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 30, 2012	By:	/s/ Burnette Or
Name: Burnette Or
Title: President and Chief Executive Officer

Dated: August 30, 2012	By:	/s/ David Xu
Name: David Xu
Title: Chief Financial Officer

Signature Page to Form 20-F